UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

Amendment No. 1

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 3, 2010

BITSTREAM INC.

(Exact name of registrant as specified in its charter)

Delaware	0-21541	04-2744890
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 Nickerson Road, Marlborough, Massachusetts	01752
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (617) 497-6222

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.01	Completion of Acquisition or Disposition of Assets

On June 3, 2010, Bitstream, Inc. (the “Company”) completed its acquisition of certain assets of Press-sense Ltd., an Israeli company in temporary liquidation under the supervision of the District Court of Haifa. The Company reported the acquisition of the Press-sense Ltd. assets under Item 2.01 of Form 8-K filed with the Securities and Exchange Commission on June 9, 2010. The Company hereby amends such Form 8-K to provide certain financial statements required by Item 9.01 of Form 8-K with respect to Press-sense Ltd. and pro forma condensed combined financial information with respect to the Company’s acquisition of Press-sense Ltd.

ITEM 9.01	Financial Statements and Exhibits

(a) Financial statements of businesses acquired.

The audited carve-out financial statements of Press-sense Ltd. are filed as Exhibit 99.1 of this amended Current Report and include:

•	Carve-out Consolidated Balance Sheets as of December 31, 2009 and 2008,

•	Carve-out Consolidated Statements of Operations and Total Contribution of Capital By Owners and Cash Flows for the years ended December 31, 2009 and 2008, and the notes related thereto.

(b) Pro forma financial information.

The following unaudited pro forma financial information including notes thereto is filed as a part of this amended Current Report and is attached as Exhibit 99.2:

•	Pro Forma Combined Balance Sheets as of March 31, 2010;

•	Pro Forma Combined Statement of Operations for the year ended December 31, 2009; and

•	Pro Forma Combined Statement of Operations for the three months ended March 31, 2010.

(d) Exhibits

Exhibit Number	Description

23.1	Consent of Kost Forer Gabbay & Kasierer, A Member of Ernst & Young Global

99.1	Audited Carve-out Consolidated Financial Statements listed in Item 9.01(a)

99.2	Unaudited Pro Forma Combined Financial Statements listed in Item 9.01(b)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BITSTREAM INC.
(Registrant)

Date : August 17, 2010

	By:	/S/ JAMES P. DORE
James P. Dore
Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

23.1	Consent of Kost Forer Gabbay & Kasierer, A Member of Ernst & Young Global

99.1	Audited Carve-out Consolidated Financial Statements listed in Item 9.01(a)

99.2	Unaudited Pro Forma Combined Financial Statements listed in Item 9.01(b)